EXECUTION COPY



                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

     THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (this "AMENDMENT"), dated as of April 20, 2006 (the "AMENDMENT EFFECTIVE DATE"), by and between LJH, LTD., a Texas limited partnership (the "SELLER") and OWL CREEK ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "PARTICIPANT").

     WHEREAS, the Seller and the Participant have entered into that certain Participation Agreement, dated as of April 10, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "PARTICIPATION AGREEMENT") for the purposes and consideration therein expressed.

     WHEREAS, the Seller and the Participant desire to make certain changes to the terms and provisions of the Participation Agreement, as provided herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the Amendment Effective Date, as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein and defined in the Participation Agreement or in Section 2 of this Amendment shall have the meanings given to such terms in the Participation Agreement or in Section 2 of this Amendment (as applicable).

SECTION 2.        AMENDMENTS TO PARTICIPATION AGREEMENT.

     2.1 AMENDMENTS TO SECTION 1. Section 1 of the Financing Agreement is hereby amended as follows: -----------------------

          (a) Section 1 of the Participation Agreement is hereby amended by adding thereto the following defined term in its appropriate alphabetical order:

               ""AGREED MERGER" shall mean a merger of TIMCO that shall be consummated on or before a date that is no later than October 20, 2006, pursuant to terms and conditions to which both the Seller and the Participant consent and in which shareholders other than the Seller and the Participant receive cash for their shares and the Seller and the Participant continue as owners of TIMCO."

          (b) Section 1 of the Participation Agreement is hereby further amended by amending the following defined terms set forth therein as follows:

               (i) The defined term "TRANSACTION AGREEMENT" is hereby amended and restated in full to read as follows:


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                    "TRANSACTION  AGREEMENT" shall mean that certain Transaction
                    Agreement dated as of April 10, 2006 among LJH, Ltd., Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Fund, Ltd., Owl Creek Oversees Fund II, Ltd. and TAS Holding, Inc., as the same was amended and restated by that certain Amended and Restated Transaction Agreement, dated as of April 20, 2006, as may be further amended, restated, supplemented or otherwise modified from time to time.

          (c) Section 1 of the Participation Agreement is hereby further amended by deleting therefrom the definition of "SHAREHOLDER AGREEMENT" in its entirety.

     2.2 AMENDMENTS TO SECTION 3.1. Section 3.1 of the Participation Agreement is hereby amended by (a) adding thereto an "and" immediately prior to subsection (b) and (b) deleting therefrom the phrase ", and (c) the conditions precedent in Section 2.5 of the Transaction Agreement shall have been satisfied" and substituting in lieu thereof a ".".

     2.3 AMENDMENTS TO SECTION 8. Section 8(d) of the Participation Agreement is hereby amended by adding thereto the phrase "in the event of an Agreed Merger," immediately following the phrase "PROVIDED, HOWEVER, that the Seller may".

     2.4 AMENDMENTS TO SECTION 14. Section 14(a) of the Participation Agreement is hereby amended by deleting therefrom the phrase", the Shareholders' Agreement" in the first and second line thereof.

     2.5 ADDITIONAL AMENDMENTS TO SECTION 14. Section 14 of the Participation Agreement is hereby further amended by adding thereto a new Section 14(q) to the end thereof to read as follows:

          "INTERCREDITOR AGREEMENT. The Seller and the Participant each hereby acknowledge the existence of, and that their respective rights and interests in the Loans and the Credit Documents are subject to and limited by, that certain Intercreditor and Subordination Agreement dated as of April 20, 2006 by and between The CIT Group/Business Credit, Inc., the Senior Lenders party thereto and Seller, as amended, restated, supplemented or otherwise modified from time to time."

     2.6 AMENDMENTS TO SCHEDULE 1. Schedule 1 of the Participation Agreement is hereby amended by amending the following defined terms set forth therein as follows:

          (a) The defined term "THE LOANS" is hereby amended and restated in full to read as follows:

                    "THE LOANS" means the Term Loan A-1 in the outstanding principal amount of $8,190,294.32, the Term Loan A-2 in the outstanding principal


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                    amount  of  $7,166,489.67   and  the  Term  Loan  B  in  the
                    outstanding principal amount of $2,956,471.09.

          (b) The defined term "SPECIFIED COMMITMENTS" is hereby amended and restated in full to read as follows:

                           "SPECIFIED COMMITMENTS" means, at any time the commitment to fund the Term Loan C in the principal amount of $6,000,000, as specified in the Credit Agreement.

SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date and year first above written when the Seller shall have received an executed counterpart of this Amendment from the Participant.

SECTION 4.        MISCELLANEOUS.

     4.1 PAYMENT OF COSTS AND EXPENSES. Notwithstanding any term or provision in the Participation Agreement (as amended by this Amendment), all costs and expenses incurred by the Seller and the Participant in connection with the preparation, negotiation, execution, delivery and performance of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and disbursements of counsel to the Seller and the Participant, shall be payable by TIMCO on the Amendment Effective Date to the Seller and the Participant, respectively.

     4.2 NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Participation Agreement are and shall remain in full force and effect.

     4.3 FURTHER ASSURANCES. Each Party shall, from and after the execution of this Amendment, (i) execute and deliver, or cause to be executed and delivered, all such instruments and (ii) take all such actions as the other Party may reasonably request to give effect to the terms and conditions of this Amendment.

     4.4  INTERPRETATION.   In  connection  with  the   interpretation  of  this
          Amendment  and  all  other  documents,   instruments,  and  agreements
          incidental hereto:

          (a) The captions of this Amendment are for convenience purposes only, and shall not be used in construing the intent of the either Party under this Amendment.

          (b) The Seller and the Participant have prepared this Amendment with the assistance of their respective counsel. Accordingly, this Amendment shall be deemed to have been drafted by the Seller and the Participant and shall not be construed against either the Seller or the Participant.

          (c) Any determination that any provision or application of this Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall


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                    not affect the validity,  legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

     4.5 BINDING AGREEMENT. This Amendment shall be binding upon each Party and their employees, representatives, successors, and assigns, and shall inure to the benefit of the Seller and the Seller's successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the parties hereto, either expressed or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any statue, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between the parties shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.

     4.6 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AMENDMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)
          ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6.

     4.7 INTERCREDITOR AGREEMENT. The Seller and the Participant each hereby acknowledge the existence of, and that their respective rights and interests in the Loans and the Credit Documents are subject to and limited by, that certain Intercreditor and Subordination Agreement dated as of April 20, 2006 by and between The CIT Group/Business Credit, Inc., the Senior Lenders party thereto and Seller, as amended, restated, supplemented or otherwise modified from time to time.

     4.8 SCHEDULE 1 AMENDMENTS. Notwithstanding any term or provision in this Amendment, the amendments and modifications to Schedule 1 of the Participation Agreement set forth in Section 2.6 hereof shall be effective as of the Closing Date.

     4.9 COUNTERPARTS. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, and both of which


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          together  shall  constitute  one  instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

     4.10 GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws thereof.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                      SELLER


                      LJH, LTD.

                      By:    DLH Management, LLC, its general partner


                             By:
                                  -----------------------------------------
                                  Lacy Harber, President


                      PARTICIPANT


                      OWL CREEK ASSET MANAGEMENT, LP


                      By:
                             --------------------------------------------
                             Name:
                                  ---------------------------------------
                             Title:
                                      -----------------------------------